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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A 4
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 26, 1998



                             ESCALADE, INCORPORATED
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             (Exact name of Registrant as specified in its charter)


Indiana                          0-6966                       13-2739290
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(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)



     817 Maxwell Avenue       Evansville, IN                           47717
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     (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code      (812)467-1200
                                                   -----------------------------



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.           Other Events

         Escalade, Incorporated (the "Company") announced on June 26, 1998 that it had entered into an Asset Purchase Agreement dated June 26, 1998 (the "Purchase Agreement") by and among the Company, Indian Industries, Inc., a wholly-owned subsidiary of the Company ("Indian"), Harvard Sports, Inc., a wholly-owned subsidiary of the Company ("Harvard"), JEN Sports, Inc., a wholly-owned subsidiary of Sportcraft, Ltd. ("JEN Sports") and Sportcraft, Ltd. ("Sportcraft"). Pursuant to the Purchase Agreement, the Company, Indian and Harvard agreed to sell substantially all of the assets of their sporting goods business operated under the name "Escalade Sports" to JEN Sports for a purchase price of $74.5 million, subject to upward or downward adjustment based on Escalade Sports' closing net working capital as provided in the Purchase Agreement and subject to the satisfaction of certain contingencies set forth in the Purchase Agreement.

         On August 21, 1998, the Company publicly announced that Sportcraft had informed Escalade of three conditions that Sportcraft believed constituted potential impediments to the closing of the asset sale under the terms of the Purchase Agreement. These conditions were: (1) uncertainty regarding Sportcraft's ability to obtain the necessary financing to pay the agreed upon $74.5 million purchase price for the assets of Escalade Sports; (2) whether Escalade will be able to obtain third party consent to the assignment of a material contract to Sportcraft; and (3) Sportcraft's concern that Escalade Sports' 1998 sales prospects will not be at desired levels, which Sportcraft asserted would constitute a material adverse effect. Sportcraft further informed Escalade that Sportcraft intended to terminate the Purchase Agreement when permitted to do so under the terms of the Purchase Agreement based on one or more of the reasons described above.

         The Purchase Agreement contemplated that the closing of the asset sale would occur on September 15, 1998. In addition, Escalade's special meeting of stockholders to approve the asset sale was also scheduled for September 15, 1998.

         On September 16, 1998, the Company publicly announced that it had adjourned its special meeting until September 29, 1998 at 5:00 p.m., Central Time, at Escalade's principal executive offices in Evansville, Indiana. The Company's management informed its stockholders at the special meeting that it did not believe that the asset sale would be completed on the terms set forth in the Purchase Agreement, and as described in the proxy statement for the special meeting, even if the vote approving the sale was taken. The Company's management further informed stockholders that Escalade would try to engage in additional discussions with Sportcraft to determine whether the sale could be completed on revised terms and conditions mutually acceptable to all parties.



         The Company and Sportcraft subsequently commenced discussions on possible revised terms. On September 29, 1998, the Company informed its stockholders at the reconvened special meeting that such discussions are continuing, that the parties have agreed that neither party will terminate the Purchase Agreement prior to November 2, 1998 and that the parties will waive their potential claims against each other under the Purchase Agreement in the event the Purchase Agreement is terminated. Pending the outcome of such discussions, the Escalade stockholders approved adjourning the special meeting until December 18, 1998 at 9:00 a.m., Central Time, at Escalade's principal executive offices in Evansville, Indiana.

         On October 30, the Company and Sportcraft agreed to extend their agreement that neither party will terminate the Purchase Agreement, this time until December 2, 1998. If the parties are able to reach agreement on revised terms, Escalade anticipates that it would distribute supplemental proxy materials describing any revised terms following the distribution of those materials. Depending on the timing of reaching agreement on revised terms and the mailing of supplemental proxy materials, the Company may ask its stockholders to adjourn the reconvened December 18, 1998 meeting until early January if necessary to provide adequate time for consideration of the revised terms.

         There can be no assurances that agreement on any revised terms will be reached. If agreement is not reached by December 2, 1998, the Company anticipates that it will cancel the December 18, 1998 reconvened meeting of stockholders.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

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         (c)      Exhibits.

         The following exhibits are filed with this Report on Form 8-K:

      Exhibit No.      Exhibit
      -----------      -------

         2.1           Asset Purchase Agreement dated June 26, 1998, among the
                       Company, Indian, Harvard, JEN Sports and Sportcraft.*

         2.2           Amendment No. 1 to Asset Purchase Agreement dated June
                       26, 1998, among the Company, Indian, Harvard, JEN Sports and Sportcraft.*

         2.3           Form of Irrevocable Proxy.**

        99.1           Press release dated June 26, 1998. ***

        99.2           Press release dated August 21, 1998. ***

        99.3           Press release dated September 16, 1998. ***

        99.4           Press release dated September 30, 1998. ***

        99.5           Press release dated October 30, 1998.


* Incorporated by reference to Appendix A of the Registrant's preliminary proxy materials filed with the Commission on July 2, 1998 relating to the Registrant's special meeting of stockholders to be called in connection with the asset sale and the transactions contemplated thereby.

** Incorporated by reference to Exhibit B to Appendix A of the Registrant's preliminary proxy materials filed with the Commission on July 2, 1998 relating to the Registrant's special meeting of stockholders to be called in connection with the asset sale and the transactions contemplated thereby.

***      Previously filed as part of this Form 8-K.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 4, 1998                      ESCALADE, INCORPORATED




                                     /s/ JOHN R. WILSON
                                     -------------------------------------------
                                     John R. Wilson,
                                     Vice President and Chief Financial Officer

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